Exhibit 10.2
Coca-Cola Bottling Co. Consolidated
Form of Long-Term Performance Plan Bonus Award Agreement

Granted To	Performance Period	Amount	Grant Date

This Long-Term Performance Plan Bonus Award Agreement and Exhibit A hereto (the “Agreement”) is made between Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Company”), and you, an employee of the Company or one of its Affiliates.
The Bonus Award covered by this Agreement is being granted to you under the Coca-Cola Bottling Co. Consolidated Long-Term Performance Plan (the “Plan”) subject to the following terms and conditions:
1.
Grant of Bonus Award. Subject to the terms and conditions of the Plan and this Agreement, the Committee grants to you the Bonus Award in the total amount shown above, payable in cash. No interest will be credited with respect to the Bonus Award.

2.
Determination of Bonus Award. The Bonus Award payable to you shall be determined by the Committee following the last day of the Performance Period designated above. Such determination shall be based on the Performance Measures identified in Exhibit A to this Agreement, the relative weightings of the Performance Measures identified in Exhibit A to this Agreement, and the level of performance attained for the Performance Period.

3.
Committee Certification. The certification made by the Committee following the end of the Performance Period regarding whether and to what extent the Performance Measures have been met and what, if any, Bonus Award you have earned shall be final, conclusive and binding on the Company and you and, to the extent applicable, your Beneficiary.

4.
Terms of Agreement and Plan Govern. You acknowledge having read and agree to be bound by all the terms and conditions of the Plan and this Agreement. To the extent terms with initial capital letters are used in this Agreement, such terms have the meaning designated in the Plan.

In Witness Whereof, the Company has caused this Long-Term Performance Plan Bonus Award Agreement to be executed by its duly authorized officer, and you have hereunto set your hand, all effective as of the Grant Date stated above.

COCA-COLA BOTTLING CO. CONSOLIDATED	[Name]

By:

Name:

Title:

Exhibit A
Coca-Cola Bottling Co. Consolidated
____-____ Long-Term Performance Plan
A-1  Calculation of Performance Measure Plan Targets

Performance Measure Goals
Three Year
	[—]	[—]	[—]	Goal Average
Revenue Goals (000’s)
Dollars	$	$	$	$
% Growth	%	%	%	%

EPS Goals
Dollars per Share	$	$	$	$
% Growth	%	%	%	%

ROA Goals
Ratio
% Growth	%	%	%	%

Debt/OCF Goals
Ratio
Percent Decline	%	%	%	%

Exhibit A
Coca-Cola Bottling Co. Consolidated
____-____ Long-Term Performance Plan
A-2  Levels of Performance, Incentive Calculations and Relative Weightings

Levels of Performance and Incentive Levels
Revenue	EPS	ROA	Debt/OCF
Goal Achievement Levels Incentive Level	Goal Achievement Levels Incentive Level	Goal Achievement Incentive Level	Goal Achievement Levels Incentive Level

Blue	→	Threshold
Red	→	Target
Green	→	Maximum
A-3  Gross Bonus Award Calculation

Step 1:	Determine Actual Average Revenue, Average Earnings Per Share, Average Return on Total Assets and Average Debt/Operating Cash Flow for fiscal years 2010-2012

Step 2:	Determine Level of Performance and Incentive Calculation percentage for each Performance Measure

Step 3:	Multiply Incentive Calculation percentage times Weightage Factor for each Performance Measure

Step 4:	Add Step 3 Percentage Amounts for each Performance Measure

Step 5:	Multiply Step 4 Amount times Bonus Award Amount

Exhibit A
Coca-Cola Bottling Co. Consolidated
____-____ Long-Term Performance Plan
A-4  Definitions
1.	“Revenue” means, for any fiscal year, the net sales of the Company and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

2.
“Earnings per Share” means, for any fiscal year, the Company’s diluted net income per share of common stock determined by dividing (a) the Company’s net income for such fiscal year by (b) the weighted average number of common shares outstanding for such fiscal year, all determined on a consolidated basis in accordance with generally accepted accounting principles.

3.
“Return on Total Assets” means, for any fiscal year, (a) the Company’s net income for such fiscal year divided by (b) the average of the Company’s total assets as of the beginning and end of such fiscal year, all determined on a consolidated basis in accordance with generally accepted accounting principles.

4.
“Debt/Operating Cash Flow” means, for any fiscal year, (a) the Company’s long term debt and obligations under capital leases (including the current portion thereof) less the Company’s short term investments and marketable securities, all as of the end of such fiscal year divided by (b) the sum of (i) the Company’s income from operations for such fiscal year plus (ii) the Company’s depreciation and amortization for such fiscal year, all determined on a consolidated basis in accordance with generally accepted accounting principles.

A-5  Adjustments
In its determination of Revenue, Earnings per Share, Return on Total Assets and Debt/Operating Cash Flow for any fiscal year, the Committee shall make such adjustments as shall be necessary to assure that such performance measures reflect the normalized operating performance of the Company and its subsidiaries in the ordinary course of business. Accordingly, the Committee shall exclude from such determination the following items unless included (a) in the budgets for such fiscal year approved by the Board of Directors or (b) in accordance with the last paragraph below:
     (1) gains or losses from the sale of assets outside the ordinary course of business;
     (2) gains or losses from discontinued operations;

Exhibit A
Coca-Cola Bottling Co. Consolidated
____-____ Long-Term Performance Plan
     (3) extraordinary gains or losses;
     (4) unusual, non-recurring, transition, one-time or similar items or charges;
     (5) the effect of (i) the acquisition of any business, equity interest or other investment interest (other than cash equivalents in the ordinary course of business), (ii) the issuance of equity interests and (iii) the sale of franchise territories;
     (6) the effect of accounting changes; and
     (7) any other unbudgeted item or group of related items outside the ordinary course of business which, for any one item or group of related items, is greater than $250,000.
The Committee shall have discretion to include any of the items listed in clauses (1) through (7) but only to the extent that the exercise of such discretion would reduce the amount of any award otherwise payable under the Plan.